UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2011

AMERICAN LIFE HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50196	52-2177342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 Okin Dong Cheongru Gu
Seoul, South Korea
(Address of principal executive offices)

8210-9406-8116
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02     Unregistered Sales of Equity Securities

On July 5, 2011, American Life Holding Company Inc. (the “Company”) completed the sale of 47,000,000 shares of its common stock at a price of $0.0053 per share, for gross proceeds of $249,100, to certain investors that acquired the securities for investment purposes.  Of those 47,000,000 shares, 30,050,000 were issued to CNK Mining Corporation, a company whose principal shareholder is Deukgyun Oh, the sole officer and director of the Company.

The Company issued the shares in reliance on the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Rule 903 of Regulation S. The Company’s reliance on Rule 903 of Regulation S was based on the fact that the shares were sold in offshore transactions, as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts, as defined in Rule 902(c) of Regulation S, in connection with the sale of the shares, and the investors were not U.S. persons and did not acquire the shares for the account or benefit of any U.S. person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2011	American Life Holding Company, Inc.

	By:	/s/ Deukgyun Oh
Deukgyun Oh
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director

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